Exhibit 10.3

PROMISSORY NOTE

$100,000	Santa Monica, California
Interest Rate: 2.19%	October 16, 2008

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay to National Quality Care, Inc. (“Payee”), or order, at 9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California 90212, or at any other place that Payee designates by notice to Maker, in United States Dollars, the outstanding principal sum of One Hundred Thousand Dollars ($100,000), plus interest on the unpaid balance at the rate of 2.19% per annum. Principal and interest shall be paid on the terms and conditions set forth below.

1.         Payments. All principal and accrued and unpaid interest hereunder shall be due and payable in full on November 28, 2008. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.

2.         Default. Maker shall be in default of this Note in the event that Maker (i) fails to make any payment under this Note within three business days of the due date or (ii) fails to perform any of its other obligations, or breaches any of its representations, under this Note and such failure or breach is not cured within 10 business days after notice thereof is given to Maker by Payee.

3.         Collection Costs. On any default by Maker, Payee shall be entitled to recover from Maker all costs of collection and enforcement, including, without limitation, reasonable attorneys’ fees. Reasonable attorneys’ fees incurred in enforcing any judgment shall be recoverable by the party seeking enforcement as a separate and distinct right independent of the foregoing provisions. The obligation to pay the other party reasonable post-judgment attorneys’ fees incurred in enforcing the judgment shall survive any termination or maturity of this Note and the judgment itself and this provision shall not be deemed merged into any judgment.

4.         Remedies Cumulative. The rights and remedies of Payee under this Note are cumulative and may be pursued singly, successively or together against Maker and any funds or security held by Payee.

5.         Waiver of Protest. Maker and all endorsers, guarantors and sureties severally waive protest, presentment, demand and notice of protest on any default and of any nonpayment under this Note, and they agree to and waive notice of any renewal of this Note or any extension, acceleration, postponement of the time of payment or any other indulgences, any substitution, exchange or release of collateral, and the release of any person primarily or contingently liable under this Note.

6.         Governing Law. This Note and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements executed and to be performed in the State of California, irrespective of its choice-of-law provisions.

7.         Severability. If any part of this Note is determined to be illegal or unenforceable, all other parts shall remain in effect.

8.         No Waiver. No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. The holder of this Note shall at all times have the right to proceed against any portion of any security held in connection herewith in such order and in such manner as the holder may deem fit, without waiving any rights with respects to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No acceptance of a past due installment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to preclude the exercise of any other rights which Payee may have.

9.         Successors and Assigns. This Note shall inure to the benefit of and bind the parties hereto and their respective successors, assigns, heirs, executors and administrators.

IN WITNESS WHEREOF, Maker has signed and delivered this Note effective as of the date first set forth above.

/s/ Robert Snukal
Robert Snukal

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